SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                January 22, 2002
                                (Date of report)


                               CIRUS TELECOM, INC.
             (Exact Name of Registrant as Specified in its Charter)


        Delaware                       0-28163                     98-0212763
(State of Incorporation)        (Commission File Number)       (IRS Employer ID)



                              705 Bronx River Road
                                    Suite 100
                             Yonkers, New York 10704
                    (Address of Principal Executive Offices)



                                 (914) 803-1089
              (Registrant's telephone number, including area code)

ITEM 1.  Changes in Control of Registrant.


         On January 22, 2002, Cirus Telecom, Inc. (the "Company"), entered into an Agreement and Plan of Merger with THC Merger Corp., a Delaware corporation wholly-owned by the Company ("Subsidiary"), THC Internet Solutions, Inc., a Delaware corporation ("THC"), Jeffrey L. Cook ("Cook"), Fanny Lewandowski ("Lewandowski"), Kevin Moran ("Moran"), and Angel Arias ("Arias")(Cook, Lewandowski, Moran and Arias are collectively referred to as the "THC Stockholders"). Pursuant to the terms of the Agreement and Plan of Merger which closed on January 22, 2002, Subsidiary acquired all of the issued and outstanding shares of capital stock of THC from the THC Stockholders in exchange for an aggregate of 71,025,145 newly issued shares of the Company's common stock (the "Acquisition"). Concurrently with the Acquisition, THC was merged with and into Subsidiary. As a condition to the Acquisition, the Company's sole director prior to the transaction is required to appoint Kevin Moran and Angel Arias as members of the Company's Board of Directors. The Company's current member of the Board of Directors, Amar Bahadoorsingh, will remain a director.

         Concurrently with the Acquisition, and as a condition thereof, certain of the Company's principal stockholders returned shares of the Company's common stock to the Company, without compensation. Amar Bahadoorsingh and Hansa Capital Corp. each returned 8,500,000 shares, and Universal Network Solutions, Inc. returned 8,200,000 shares. As a result of the Acquisition and the return of shares, the following sets forth the current beneficial ownership of the Company's common stock:

Name and Address                                  Shares of             Percent
of Beneficial Owner (1)                          Common Stock           of Class
-----------------------                         ----------------        --------

Amar Bahadoorsingh                                1,500,000                 1.5%

Kevin Moran                                       2,959,384                 3.0%

Angel Arias                                       1,973,078                 2.0%

Fanny Lewandowski                                39,458,255                40.0%

Jeffrey L. Cook                                  26,634,428                27.0%


All officers and directors, after
  completion of the Acquisition (3 persons)       6,432,462                 6.5%

-----------------------

1. The address for each of the named persons is c/o Cirus Telecom, Inc.,705 Bronx River Road, Flushing, New York.


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

Appointment of New Directors

         The Agreement and Plan of Merger provides that, subject to compliance with applicable law, the Company will take all action necessary to cause Kevin Moran and Angel Arias to be appointed to the Board of Directors. Set forth below is certain information with respect to Messrs. Moran and Arias:

         Kevin J. Moran, 53, will become a director and chief financial officer of the Company. Mr. Moran has been a self employed CPA licensed by New York State, has been providing services to a variety of clients since 1986. Prior to that, he held several financial management positions in publicly held companies between 1979 and 1986. Mr. Moran was employed at Ernst & Young in 1979, when he accepted a financial management position in private industry.

         Angel Arias, 38, will become a director and vice president of the Company. Mr. Arias was national sales manager for Startec Global Communications, Inc. from January 2000 through November 2001. Prior to Startec's acquisition of DLC Enterprises Inc., Mr. Arias was director of sales for DLC from May 1998 to January 2000. From February 1995 through April 1998, Mr. Arias was engaged in sales for LCI International, Inc., including his position as a field coordinator. Prior to 1995, Mr. Arias was engaged in real estate sales and served in the US Army from 1983 to 1987, completing his duty with the rank of sergeant.




ITEM 7.  Exhibits

     1. Agreement and Plan of Merger by and among Cirus Telecom, Inc., THC Merger Corp., a Delaware corporation, THC Internet Solutions, Inc., a Delaware corporation, Jeffrey L. Cook, Fanny Lewandowski, Kevin Moran, and Angel Arias, dated as of January 22, 2002.

     2. Financial statements of THC Internet Solutions, Inc., together with pro forma financial information, will be filed by amendment.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                CIRUS TELECOM, INC.



                                                By: /s/ AMAR BAHADOORSINGH
                                                   -----------------------
                                                        Amar Bahadoorsingh,
                                                        President and
                                                        Chief Executive Officer

Dated:   February 6, 2002



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